UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)
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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12
APPLIED INDUSTRIAL TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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APPLIED INDUSTRIAL TECHNOLOGIES, INC.
1 APPLIED PLAZA
CLEVELAND, OHIO 44115
(216) 426-4000
www.applied.com

SUPPLEMENT TO PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS

This proxy statement supplement (this “Supplement”) dated October 4, 2019 supplements the definitive proxy statement of Applied Industrial Technologies, Inc. ("Applied") related to the annual meeting of shareholders to be held October 29, 2019 (the “Proxy Statement”). The purpose of this Supplement is to supplement certain information contained in the Proxy Statement related to Proposal 3, approval of the 2019 Long-Term Performance Plan (the “Plan”).

Effective October 4, 2019, the Executive Committee of the Board of Directors approved an amendment to the Plan. The amendment conformed the Plan to Applied’s current grant practice by requiring all awards that are payable in Applied common shares, including awards to directors, have vesting periods of no less than one year. The Plan previously only required awards to employees have such minimum vesting periods.